Exhibit 10.20

RADIAN GROUP INC.

EQUITY COMPENSATION PLAN

FORM OF RESTRICTED STOCK AWARD

THIS RESTRICTED STOCK AWARD, dated                                         , is delivered by RADIAN GROUP INC., a Delaware corporation (the “Company”), to                                         , an officer or key employee of the Company (the “Grantee”).

RECITALS

WHEREAS, the Radian Group Inc. Equity Compensation Plan (the “Plan”) provides for the grant (the “Award”) of Restricted Stock to selected key employees of the Company and its affiliates, in accordance with the terms and provisions of the Plan.

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Award of Restricted Stock.

The Company hereby awards to the Grantee all rights, title and interest in the record and beneficial ownership of                                  shares (the “Restricted Stock”) of common stock, $.001 par value per share, of Company subject to the conditions of this Restricted Stock Award agreement (the “Agreement”) . The Restricted Stock awarded herein is pursuant to the Radian Group Inc. Equity Compensation Plan (the “Plan”) and is subject to the provisions of the Plan as well as this Agreement.

2. Custody of Restricted Stock.

Upon satisfaction of the vesting conditions set forth in Paragraph 4 or the occurrence of any of the events contemplated by Paragraph 5(b) and 6(b) and payment of any tax liability that will result upon vesting, the Company shall issue and deliver to the Grantee a certificate or certificates for such number of shares of Restricted Stock as are required to be issued and delivered under this Agreement. Prior to the satisfaction of such vesting conditions or the occurrence of such events, the Restricted Stock is not transferable and shall be held in trust or in escrow by the Company until such time as the applicable restrictions on the transfer thereof have expired or otherwise lapsed.

3. Risk of Forfeiture.

Subject to Paragraph 5(b) and 6(b), should the Grantee’s employment with the Company terminate prior to any vesting dates set forth in Paragraph 4, Grantee shall forfeit the right to receive the Restricted Stock that would otherwise have vested on such dates.

4. Vesting Dates.

Subject to Paragraphs 5 and 6, the shares of Restricted Stock awarded under this agreement shall vest in accordance with the following vesting schedule:

Number of Shares Vesting	Vesting Date

No vesting of Restricted Stock shall occur after the Grantee ceases to be an officer or other key employee of the Company for any reason. Any unvested Restricted Stock shall also become 100% vested at the earliest of (i) the employee’s retirement date, (ii) the employee’s death or disability, or (iii) the occurrence of a Change of Control (as defined below), provided the Grantee is an employee at such time, provided, further, that, in the event that during the three year period following the Effective Time (as defined in the Agreement and Plan of Merger by and between MGIC Investment Corporation and the Company dated as of February 5, 2007), the Grantee’s employment is terminated by the Company without Cause (as defined below) or by the Grantee for Good Reason (as defined below).

For purposes of this Agreement, “Change of Control” shall mean:

i	Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this clause (i) of this definition, the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its affiliates or (D) any acquisition by any corporation pursuant to a transaction that complies with clauses (iii)(A), (iii)(B) and (iii)(C) of this definition;

ii	Any time at which individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the board of directors of the Company;

iii

Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock (or, for a non-

corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

iv	Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, in no event shall the Effective Time constitute a Change of Control for purposes of this Agreement.

For purposes of this Agreement, “Cause” shall mean (a) the Grantee is convicted of, or pleads guilty or nolo contendere to a charge of commission of, a felony; or (b) the Grantee has engaged in willful gross neglect or willful gross misconduct in carrying out her duties, which results in material economic harm to the Company or in reputational harm causing quantifiable material injury to the Company.

For purposes of this Agreement, “Good Reason” shall mean (aa) the assignment to the Grantee of any duties inconsistent with the Grantee’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as in effect immediately prior to the Effective Time, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial or inadvertent action not taken in bad faith and which is remedied by the Company within 30 days after receipt of notice thereof given by the Grantee; (bb) any reduction in the Grantee’s annual base salary, annual bonus opportunities, or other compensation opportunities or aggregate employee benefits from those in effect as of immediately prior to the Effective Time other than a change to aggregate employee benefits only that applies across-the-board to all similarly situated employees of the Company; (cc) any requirement by the Company that the Grantee’s services be rendered primarily at a location or locations other than the                                               area inclusive of travel reasonably required to carry out the Grantee’s duties as in effect immediately prior to the Effective Time; or (dd) with the consent of the Designated Executive, a resignation for any other reason.

Within 15 days after the date each installment of Restricted Stock vests, the Company shall deliver to the Grantee, at the executive offices of the Company, a stock certificate for the number of Shares that vested pursuant to the above stated vesting schedule. The obligation of the Company to deliver Shares upon vesting shall be subject to all applicable laws, rules, regulations and such approvals by governmental agencies as may be deemed appropriate by the Stock Option and Compensation Committee (the “Committee”), including, among other things, such steps as Company counsel shall deem necessary or appropriate to comply with relevant securities laws and regulations. All obligations of the Company hereunder shall be subject to the rights of the Company as set forth in the Plan to withhold amounts required to be withheld for any taxes.

5.	Termination of Employment.

Voluntary and involuntary termination of employment with the Company shall affect Grantee’s rights under this agreement as follows:

a). If Grantee voluntarily terminates employment for reasons other than Change of Control, as defined in Paragraph 4, retirement, death or disability, or if Grantee’s employment is involuntarily terminated for Cause as defined in Paragraph 4, then Grantee shall forfeit the right to receive all shares of Restricted Stock that have not theretofore vested.

b). In the event of retirement (as approved by the Designated Executive), death or disability, all unvested Restricted Stock shall immediately become fully vested and delivered to the Grantee (or, in the event of death, the Grantee’s representative). The term “retirement” as used herein shall mean a Grantee’s retirement as defined under the Company’s pension plan.

6.	Certain Corporate Changes.

a) In the event of a change in, reclassification of, subdivision of, split-up or spin-off with respect to, stock dividend on, or exchange of stock of the Company for outstanding Shares, the number and class of the Shares subject to the Restricted Stock Award shall be appropriately adjusted by the Committee.

b) If the Company is consolidated or merged with another corporation, the Grantee shall be entitled to receive the same number and kind of shares or securities as the Grantee would have been entitled to receive upon the happening of such consolidation or merger if the Grantee had been, immediately prior to such event, the holder of the number of shares of Restricted Stock, adjusted in the manner provided in this Section; provided, that if the Company shall not be the surviving corporation, the surviving corporation shall substitute therefor a substantially equivalent number and kind of its shares of stock. All adjustments made by the Committee pursuant to this Section shall be subject to the approval of the Board, provided, further, that if the Effective Time occurs, the Restricted Stock shall be adjusted in the manner contemplated by the Merger Agreement.

7.	Ownership Rights.

Subject to the restrictions set forth herein, Grantee is entitled to all voting and ownership rights applicable to the Restricted Stock, including the right to receive any dividends that may be paid on the Restricted Stock, whether vested or not vested.

8.	Non-Transferability of Option.

This Award is not transferable other than by will or by the laws of descent, except as otherwise permitted by the Plan, and this award shall not be subject to any levy of any attachment, execution or similar process upon the rights or interest. In the event of any attempt by the Grantee to alienate, assign, pledge, hypothecate or otherwise dispose of any Restricted Stock or any right hereunder, except as provided for herein, the Company may terminate any unvested portion of the award by notice to the Grantee and the award and all rights hereunder shall thereupon become null and void.

9.	Employment Not Affected.

Neither the grant of any Restricted Stock, nor any other action taken with respect to the Restricted Stock, shall confer upon the Grantee any right to continue in the employ of the Company or any of its affiliates or shall interfere in any way with the right of the Company or any affiliate to terminate Grantee’s employment at any time. Except as may be otherwise limited by another written agreement, the right of the Company or any of its affiliates to terminate at will the Grantee’s employment with it at any time (whether by dismissal, discharge, retirement or otherwise) is specifically reserved.

10.	Cancellation or Amendment.

This award may be canceled or amended by the Committee, in whole or in part, at any time if the Committee determines, in its sole discretion, that cancellation or amendment is necessary or advisable in light of any change after the date of this grant in (i) the Internal Revenue Code of 1986, as amended or the regulations issued thereunder or (ii) any federal or state securities law or other law or regulation, which change by its term is effective retroactively to a date on or before the date of this award, provided, however, that no such cancellation or amendment shall, without the Grantee’s consent, apply to or affect installments that vested on or before the date on which the Committee makes such determination.

11.	Notice.

Any notice to the Company provided for in this instrument shall be addressed to it in care of the Secretary of the Company, 1601 Market Street, Philadelphia, Pennsylvania 19103-2197, and any notice to the Grantee shall be addressed to such Grantee at the current address shown on the payroll of the Company or of an affiliate, or to such other address as the Grantee may designate to the Company in writing. Any notice provided for hereunder shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage and registry fee prepaid, in a post office or branch post office regularly maintained by the United States Postal Service.

12.	Incorporation of Plan by Reference; Nature of Restricted Stock.

This grant is made pursuant to the terms of the Radian Group Inc. 1995 Equity Compensation Plan, the terms of which are incorporated herein by reference, and shall in all respects be interpreted in accordance therewith. The decisions of the Committee shall be conclusive upon any question arising hereunder. The settlement of any award with respect to the Restricted Stock is subject to the provisions of the Plan and to interpretations, regulations and determinations concerning the Plan as established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions relating to (i) rights and obligations with respect to withholding taxes, (ii) the registration, qualification or listing of Shares, (iii) capital or other changes of the Company and (iv) other requirements of applicable law. A copy of the Plan will be furnished to each Grantee upon request. Additional copies may be obtained from the Secretary of the Company, 1601 Market Street, Philadelphia, Pennsylvania 19103-2197.

13.	Governing Law.

The validity, construction, interpretation and effect of this instrument shall exclusively be governed by, and determined in accordance with, the law of the State of Delaware.

IN WITNESS WHEREOF, Radian Group Inc. has caused its duly authorized officers to execute and attest this instrument, and the Grantee has placed his or her signature hereon, effective as of the date of the grant set forth above.

RADIAN GROUP INC.

By:

Accepted:
By: